JINLONG HIGHWAY PROJECT CONSTRUCTION TURN-KEY CONTRACT


Party A: Huizhou Guanghui Highway Development Company Limited (hereinafter "
         Party A")

Party B: Huizhou Highway Property Development Company (hereinafter "Party B")

Party C: Huizhou Highway Bureau (hereinafter "the guarantor")


In accordance with the principles of "The Economic Contract Law of the People's Republic of China", "The Ordinances of Contract Agreement for Construction and Installation Project" and "Cooperative Contract Concerning the Establishment of Guanghui Highway Development Company Limited" and with the combination of the specific situation and the implementation of this Contract guaranteed by Huizhou Highway Bureau, the following provisions of the contract (hereinafter "the Contract") are concluded by Parties A, B and C (hereinafter "the three Parties").

Article 1            Project Description

1.1  Name: Construction Project of Jinlong Highway

     Location: A 71.776 km long highway extends from Xiaojinkou to Baishaqiao, Longmen, Huizhou, Guangdong Province. The first stage of the project extends from Baishaqiao, Longmen, passing Pingling, to the junction of Gongzhuang Town and Yangcun Town, Boluo, with a total length 35 km.

     Content: The first stage of the project extends from Baishaqiao, Longmen, passing Pingling, to the junction of Gongzhuang Town and Yangcun Town, Boluo, with a total length 35 km.

     Scope of Turn-key Contract: The road bed of the first stage of the project is 18m in width and will be gradually increased to 23m.

1.2  Date  of   Commencement:   The  project   commences  on  the  date  of  the


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     establishment of the Cooperative Company.

     Date of Completion: At the end of December, 1997.

1.3 Quality Standard: The quality of the project shall meet the qualified standard of the national or professional quality examination standard (in accordance with Article 3.3 of this Contract).

1.4 Cost: Jinlong Highway is 71.776 km long and its total cost of the contract agreement is RMB560 million ( US$67.3 million).The total cost of the first stage of the contract agreement (a 35 km highway from Baishaqiao, Longmen, passing Pingling, to the junction of Gongzhuang Town and Yangcun Town, Boluo) is RMB247.93 million (US$29.8 million). Party B shall gain the profit upon the deduction of the exact amount from the above receivable payment. In case there is a loss, Party B shall raise the capital by itself to make up for the loss.

1.5  Form of payment for the capital required: It is executed in accordance with
     Article 6.4 of "Cooperative Contract Concerning the Establishment of Guanghui Highway Development Company Limited".

Article 2 Contract and Interpretation in Sequence

All the contract documents shall interpret and illustrate each other. Unless otherwise indicates in this Contract, the formation and interpretation shall be as follows:

2.1  The provisions of this Contract;

2.2  terms of the Cooperative Contract;

2.3 summary and agreement concerning the negotiation and changes of clarifying the substantial rights and obligations of both parties;

2.4  tender notice, tender and tender documents of tender contract;

2.5 checklist of the work load or the budget report and blueprints of the confirmation of the project price;


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2.6  standard,  specification  and other  related  technical  data and technical requirement.

          When there is ambiguity or inconsistency in the contract, it shall be solved through consultation by both parties (for those who have social inspector shall be explained by chief inspection engineer first) provided that the project progress will not be affected. In case the common understanding of both parties still cannot be reached, it can be solved in accordance with the stipulation in Article 31.

Article 3 Language, Standard and Applicable Law Used in the Contract

3.1  This Contract is written, interpreted and illustrated in Chinese.

3.2 This Contract is applicable to the rules and regulations of the People's Republic of China and the construction specification and technical requirement of highway construction stipulated by the Ministry of Transportation of the People's Republic of China.

3.3 This project is applicable to the technical specification and standard of JTJ033-86, JTJ034-85, GBJ97 and JTJ071-85 issued by the Ministry of Transportation of the People's Republic of China.

Article 4 Blueprints

Party B shall organize, design, carry out construction and execute turn-key contract towards Party A in accordance with the "Feasibility Report of the Construction of Jinlong Highway".

Article 5 Party A shall issue a written notice separately to include the list of its representatives and appointees.


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Article 6 Party B shall issue written  notice  separately to include the list of its representative and appointees.

Article 7 Party C shall issue written notice separately to include the list of its representative and appointees.

Article 8 Party A's Responsibilities

8.1 To raise fund for the project and make contribution according to the progress of the project.

8.2  To have a joint checkup on the blueprints and design the documents.

8.3 To supervise and ensure the quality and progress of the project, and the audit the cost of the project.

Article 9 Party B's Responsibilities

Party  B  shall  perform  the  following   duties  according  to  the  time  and
requirements stipulated in the contract.

9.1  Within  the  scope  permitted  by  the   Qualification   Certificate,   the
     construction shall be carry out according to the stipulation in the contract.

9.2 To provide Party A with a monthly, quarterly and annual plan concerning the progress of the project and the corresponding statistic report and accident report.

9.3 To provide the illumination, safeguard, fence and guards as well as their maintenance services during daytime according to the requirement of the project.

9.4 To provide Party A with houses and facilities on the work-site for working and living according to the number and requirements stipulated in the contract. Party B shall bear the expense of occurrence.


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9.5  To comply with the rules  stipulated by the local  government  and relevant
     departments   concerning  the  transportation  and  noise  control  in  the construction site.

9.6 Party B shall safeguard the completed section in accordance with the stipulation in the contract before it is handed over to Party A. During this maintenance period, Party B shall repair all damage with its own expense.

9.7 To safeguard the underground pipelines on the work-site, buildings nearby and its structures as required in the Contract.

9.8 To ensure the cleanliness of the construction site conforming to the relevant stipulations.

9.9 To pay all related taxes during construction, such as business tax for the construction.

Party B shall compensate the Party A for its failure to perform all the above duties resulting in any delay or loss.

Article 10 Party C's Responsibilities

Party C has agreed to bear all the liabilities of Party B and shall compensate Party A for the loss in case Party B fails to perform any provision of this Contract.

Article 11 Progress Plan

Party B shall submit a project organization plan (or construction proposal) and progress plan to the representative of Party A on the date stipulated in the contract. The representative of Party A shall approve or propose any opinion for improvement according to the time stipulated in the contract. The project organization plan (or construction proposal) and progress plan shall be regarded


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to have been approved in case Party A fails to reply within the stipulated time.

Party B shall organize the construction according to the approved progress plan and accept the examination and supervision of the progress made by the representative of Party A. In the event that the actual progress does not accord with the progress plan, Party B shall submit a proposal of improvements as required by the representative of Party A and such proposal shall be executed after Party A's approval.

Article 12 Postponement of the Construction

Party B shall commence the construction according to the date stipulated in the contract. Should Party B fail to commence the construction on schedule, Party B shall inform the representative of Party A of the reason and demand for the postponement of the construction 10 days prior to the date of commencement as stipulated in the contract. The representative of Party A shall give its reply to Party B in 7 days. In case the representative of Party A agrees the demand for postponement or does not give reply in 7 days, the demand of Party B shall be regarded to have been agreed and the date of commencement shall be correspondingly postponed. In case the representative of Party A does not agree the demand of postponement or Party B does not propose the demand for postponement within the designated time, the date of completion shall not be postponed.

Having gained the consent of Party B, Party A shall postpone the date of commencement by written notice and correspondingly, postpone the date of completion.

Article 13 Suspension of the Construction


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The representative of Party A, when necessary,  shall ask Party B to suspend the construction and propose any opinion for improvement in 48 hours upon the demand has been made. Party B shall suspend the construction according to the demand of Party A and safeguard the completed section of construction. After the implementation of such opinion proposed by the representative of Party A, Party B shall propose the demand to return to work and the representative of Party A shall give approval to the commencement of the construction. In case Party A fails to propose any opinion for improvement within the designated time or does not reply within 48 hours upon the demand of return to work proposed by Party B, Party B shall return to work by itself. The responsibility of the suspension of construction shall be borne by Party A and the corresponding expense on postponement of construction shall be decided by the Board of Directors of Party A.

Article 14 Delay of the Construction

The followings are the delays resulting from the postponement of the date of completion. After obtaining the recognition of the representative of Party A, the date of completion shall be delayed.

14.1 The change of the work load and design;

14.2 the suspension of construction accumulates over 8 hours in a week due to the suspension of the supply of water, electricity and gas which are not caused by Party B;

14.3 force majeure;

14.4 other conditions stipulated in this Contract or the postponement agreed by the representative of Party A.

Party B shall submit a report concerning the delay and the expenditure resulting from it to Party A within 5 days upon the occurrence of the above situation. The


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representative  of Party A shall  recognize  and give  reply  within 7 days upon receiving of the report. Party B shall assume that the demand of postponement has been recognized if Party A shall not give reply within the period.

Apart from the above reasons, Party B shall bear the responsibility of breach of contract if the construction cannot be completed according to the date stipulated in the Contract.

Article 15 Re-examination

Party B shall carry out the construction rigidly conforming to the standard, specification and design demand and the instruction given by the representative of Party A as stipulated in the Contract. The construction shall be checked and examined by the representative and appointees of Party A and Party B shall provide convenient conditions for the checking and examination, re-do the work and make alterations as required by the representative and appointees of Party
A. Party B shall also bear expenses on re-doing or making alterations resulting from its own reason.

Having passed the above checking and examination, in case there is a quality problem again caused by Party B, Party B shall bear the responsibility and the expenses arisen and compensate Party A for related loss it sustained, and the construction period shall be postponed.

The above checking and examination shall not affect the normal operation of the construction, if so, the expenses arisen shall be borne by Party B in case the examination is not passed.

Article 16 Standard of the Project Quality


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The  project  quality  shall meet the  qualified  standard  of the  national  or professional quality examination standard.

Should any section of the construction not conforming to the required conditions is found, the representative of Party A shall ask Party B to re-do the work. Party B shall re-do the work according to the schedule provided by Party A until the stipulated condition has been complied with. Party B shall bear the responsibility if it is Party B's own reason for not achieving the stipulated condition.

In case there is a dispute over the quality of the construction, the relevant quality supervision authority, as stipulated in this Contract, shall be invited to arbitrate the dispute. The arbitration expense and the loss arisen shall be borne by the loser.

Article 17 Hidden Construction and Intermediate Examination Before Acceptance

In case the project possesses the covering, concealable conditions or needs an intermediate examination before acceptance as stipulated in the contract, Party B shall invite the representative of Party A to join 48 hours prior to the self-inspected qualified hidden project and intermediate examination before acceptance by notice. The content of the notice shall include the prepared examination record before acceptance, contents of hidden project and intermediate examination before acceptance, time and location for the examination. Party B shall prepare the examination record before acceptance. Having passed the check, Party B shall carry out the hidden project and continue the construction only after a signature made by the representative of Party A on the record of the examination. In case the check has been failed, a re-examination before acceptance shall be conducted after the alterations within a designated period of time.


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In case Party A does not sign on the  examination  record  before  acceptance 48 hours upon receiving the examination result that the construction quality conforms to the required specification and requirement, it shall mean that Party B has been approved to carry out the hidden construction duty or continue the construction .

Article 18 When all the construction completed basically and satisfactorily passed all the completion examination stipulated in the Contract, Party B shall inform Party A in writing, together with a written guarantee to ensure the completion of the incomplete work on schedule during the defective liability period.

Article 19 Examination and re-examination before acceptance: In case the representative of Party A shall not examine before acceptance on schedule, a demand for postponement (not more than 2 days) shall be proposed to Party B in 48 hours before the commencement of examination. In case the representative of Party A fails to propose a demand of postponement within the above period of time and fails to join the examination process, Party B shall organize to conduct an examination by itself and Party A shall admit the record of examination.

Whether the representative of Party A joins the examination or not, when the demand for re-examination of its hidden construction is proposed, Party B shall analyze as required and re-cover or repair after the examination. If the examination has been passed, Party A shall bear the expenditure arisen and compensate Party B for the loss and the construction shall be postponed accordingly. If the examination has not been passed, Party B shall bear the expenditure and the construction shall not be postponed.

Article 20 The cost stipulated in the Contract shall not be changed by any party of its own.


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Article 21 Construction Cost in Advance

Party A shall pay the construction cost in advance to Party B according to the time and amount stipulated in the contract. In case Party A fails to pay the advance payment, Party B shall issue a payment notice to Party A 10 days upon the designated period of payment. In case Party A fails to pay the advance payment as required upon receiving the notice, Party B shall suspend the construction 5 days after the issuance of the notice. Party A shall deposit Party B with interest of the payable amount calculating from the payable date and bear the responsibility of breach of contract.

Article 22 Verification and Recognition of Work Load

Party B shall submit a report to the representative of Party A concerning the completed construction at the time stipulated in the contract. Party A shall, within 7 days upon receiving the report, verify the completed construction (hereinafter "calculation of work load) with reference to the blueprints and inform Party B 24 hours prior to the calculation. Party B shall provide convenient conditions and send somebody to join the calculation. There is no reason for Party B not joining the calculation, in case Party A conduct the calculation of its own, the result of calculation, used as the basis for the payment of the project cost, shall be regarded as effective. The representative of Party A shall conduct the calculation within 7 days upon receiving the report. The work load listed in the report shall be recognized as the basis of the payment for the project cost from the 8th day upon receiving the report. In case the representative of Party A fails to inform Party B within the designated time and Party B cannot join the calculation, the result of calculation shall be regarded as ineffective.


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The  representative  of Party A shall not conduct a calculation on the work load increased by Party B, which exceeds the requirement of the blueprints, and the work load of re-doing caused by its own reason.

Article 23 Payment of the Construction Cost

According to the stipulated time and method in the contract and the work load recognized by the representative of Party A, Party A shall pay the construction cost calculating in accordance with the unit price of the relevant items constituting the cost of the contract and the calculation of expense standard. In case Party A fails to pay within 10 days upon the signing by its representative, Party B shall issue a payment notice to Party A. If Party A does not pay after receiving the payment notice from Party B, Party B shall suspend the construction work 5 days after the issuance of the notice and Party A shall bear the liability of breach of contract.

Party A shall postpone the payment of the construction cost after the consent and signing of an agreement made with Party B. The date of payment and the interest rate of payable construction cost (from the 11th day after the signing of an calculation of work load by Party A) shall be stated clearly in the contract.

Article 24 Party A shall not supply the material and equipment which shall be purchased by Party B.

Article 25 Material and Equipment Purchased by Party B

According to the provision stipulated in the contract, Party B shall purchase the material and equipment required for the construction in accordance with the design and specification requirement, and provide corresponding product


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qualification certificates.  For the products that do not accord with the design or standard, Party B shall transport them out from the construction site as required by the representative of Party A and re-purchase qualified products. The expense shall be borne by Party B and the construction shall not be postponed.

Article 26 Change of Design

Party B shall change the original design with the consent of the representative of Party A.

Article 27 Under this Contract, Party B is the contractor, neither Party A, B nor C shall change the cost in this Contract of its own.

Article 28 Examination After Completion of Construction

Project should be completed with examination standard. Party B shall provide Party A with a full set of information and the examination report of construction completed in accordance with the related rules of China. Party B shall submit a sketch map of completion to Party A with number of copies and on the date stipulated in the contract. Having received the examination report from Party B, Party A shall employ a qualified body to conduct examination within the time stipulated in the contract and approve or propose suggestions within 5 days upon the examination. Party B shall made alterations as required and bear the expense caused by its own reason.

Having received the examination report from Party B, Party A shall organize the examination within 10 days thereafter. In case Party A fails to organize the examination or to approve or propose any suggestions within 5 days upon receiving the examination report, such examination report shall be regarded as approved and a clearance procedure shall be proceeded at once.


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The date of completion shall be the date of submitting the examination report by
Party B. In case an alteration shall be made so as to achieve the requirement for completion, such date of completion shall be the date when Party B, after its alterations, asks for the examination by Party A.

For special reason, in case there are certain specific construction and certain completed construction required for examination, a completion agreement to clarify the respective responsibilities shall be concluded by both parties.

Article 29 Clearance after Completion of Construction

After the approval of the examination report after the construction completed, Party B shall submit a clearance report to the representative of Party A and handle the clearance procedure after the completion according to the related rules of China and the stipulated time and form in the contract.

In the event that Party A approved the examination report, the clearance procedure shall be proceeded within 30 days. Starting from the 31st day, Party A shall pay the interest of the related bank loan originally owed by Party B if the clearance procedure has not been proceeded without any appropriate reason except for the delay of clearance is agreed with the written consent by both parties.

Article 30 Maintenance and Repairs Services

The maintenance and repairs period shall be one year according to the rules of the State and the stipulation in the contract. The deposit of maintenance and repairs accounts for 5% of the total construction cost.


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The   maintenance   and  repairs  period   commences  from  the  date  that  the
representative of Party A signs on a final examination record before acceptance of work.

During the maintenance and repairs period, Party B shall send somebody to make repairs within 10 days upon receiving the repairing notice, if not, Party A shall appoint other units or officers to make repair. Party A shall deduct all the expense on repairs by the own reason of Party B from the maintenance deposit. Party B shall pay for the insufficient amount.

Party A shall pay off the accounts of maintenance deposit retained for the project within 20 days upon the expiration of the maintenance and repairs period, the remaining amount of maintenance deposit and its interest (according to the interest rate stipulated in the contract) shall be returned to Party B, the insufficient amount shall be paid by Party B.

During the period that the road is opened for public use, the expense for any maintenance caused by the construction quality or the problem of material and other compartments shall be borne by Party B.

Article 31 Settlement of Disputes

Any disputes arising from the execution of, or in connection with the contract shall be settled through friendly consultations between the three parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the Shenzhen Branch of China International Economy and Trade Arbitration Commission for arbitration in accordance with its rules of procedure. The arbitral award is final and binding upon both parties. Any expense occurred from the arbitration shall be borne by the loser.


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During the arbitration,  the contract shall be executed  continuously except for matters in disputes.

Upon the occurrence of disputes, the contract shall be executed continuously by both parties to maintain the continuity of the construction and safeguard the completed section of the project, except for the followings:

     (1)  the contract shall not be continuously executed;

     (2)  suspension of construction agreed by both parties;

     (3)  require to suspend by mediation and is accepted by both parties;

     (4)  require to suspend construction made by the arbitral authority.

Article 32 Breach of Contract

In case of inability to provide the necessary instruction, confirmation, approval, perform its duties and pay the amount according to the stipulation of the Contract and performing something resulting in incapability to execute the contract, the representative of Party A shall bear the responsibility of breach of contract (including the payment of the additional expense of Party B caused by its breach of contract and the interest of payable amount starting from the date of payment) and the construction shall be postponed accordingly. The representative of Party A shall also pay the amount of breach of contract stipulated in the contract and compensate Party B for the holdup in the work owing to its breach of contract.

In case Party B fails to complete the construction or the quality of construction cannot meet the requirements of design and standard or any behavior


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that leads to the failure of execution of the contract,  the  representative  of
Party A shall inform Party B and compensate Party B, according the amount of breach of contract stipulated in the contract, for the loss caused by breach of contract.

In case the contract shall not be executed when one party breaches it, the breaching party shall bear the above responsibility of breach of contract and the contract shall be executed continuously unless both parties agree to terminate it.

In case the contract shall not be executed when one party breaches it, the other party shall terminate or discharge the contract by informing the breaching party 10 days in advance. The liability for breach of contract shall be borne by the breaching party.

Article 33 Compensation

Should any party (hereinafter "the breaching party") fail to (1)pay for the expenses; or (2)conform to the standard on the quality of the project; or
(3)fulfill the contract due to the occurrence of certain events postpones the construction period, the breaching party shall compensate the abided party. The abided party is entitled to seek for compensation in accordance with the following stipulations.

1. There are appropriate reason(s) for compensation and relevant evidences of which the event is claimed.

2. The abided party shall issue a notice of compensation to the breaching party within 20 days after the occurrence of the event.

3. The breaching party shall either give an approval to the compensation or shall request the abided party to give further reasons for compensation and


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    evidences within 10 days after receiving the notice of compensation.  Should the breaching party do not give its reply within 10 days, it is assumed that the compensation has been approved.

Article 34

Should party B fail to complete the road section stipulated in the contract by using the total contracted expenses (including all expenses), party B and party C shall be liable for this mistake. In case the completion date of the project is then postponed, party B and Party C shall be liable for this and compensate the Party A for the economic loss in accordance with the actual situation.

Article 35    Safety measures

Pursuant to relevant stipulations, party B shall adopt strict safety preventive measures and be liable for any responsibilities of accidents due to insufficient safety measures and any expenses arisen. In case the accidents are not caused by party B, the party bearing the responsibilities shall pay for the expenses arisen.

In case there are any serious accidents happened, party B shall immediately inform the concerned department and the representatives of party A. In the meantime, party B shall manage the event in accordance with the stipulations of relevant official ministry.


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Article 36    The underground barriers and historical relics

In the process of construction, should party B discover historical relics, ancient graves, fossils, coins or other things which have archaeology and geology research values or underground barriers which affect the construction, party B shall inform the representatives of party A within 4 hours, the concerned management department and take effective protective measures. Within 48 hours after party A has received the notice, party A shall either give its approval to the measures taken or give its opinions. Party B and party C shall be liable to the expenses of the protective measures. Construction period is then delayed accordingly.

Article 37    Project sub-contracted

Party B can contract out part of the projects in accordance with a tender and conditions stipulated.

After party B has signed sub-contract agreements with sub-contractors, a copy of the agreement should be given to the representatives of party A. In case there are any discrepancies between the sub-contract agreements and this contract, this contract shall prevail.

The sub-contract cannot lift any obligations and rights of party B and party C. Party B should assign management staff to station in the construction site where the contracted project is carried out and ensure that the contract can be fulfilled. In case the sub-contractor breaches the contract or is negligent, it is assumed that party B beaches the contract or is negligent.


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Except as otherwise provided in the contract,  party B and sub-contractors shall be liable for the expenses of contracted projects.

Article 38 Force majeures

Party B shall take immediate measures, minimize losses as much as possible, and inform the representatives of party A about the losses within 24 hours after force majeures. Party B shall also inform party A about the expenses of clearing and renovation according to the time stipulated in the contract. If calamity continues, party B shall report party A the situation of the calamity for every 10 days until the end of the calamity. Party A shall provide necessary assistance

The expenses arisen from calamity should be afforded by both parties:

1.   Party B and party C shall be liable for any losses of the projects.

2. Subordinate units shall be liable for any casualties and shall afford relevant expenses.

3. Party B and party C shall be liable for any losses and damages of party B's facilities and equipment and the losses of work being suspended.

4. Party B and party C shall be liable for any responsibilities and expenses of the renovation work.


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Article 39    Insurance

Pursuant to the conditions stipulated in the contract, party B shall insure the life and property insurance of the construction projects, construction sites, the staff of party A and the third parties and shall be liable to the expenses.

Party B shall purchase insurance for its staff on construction sites and machines and shall pay for all these expenses.

After the insurance policy is taken out, if any losses happened, party B shall submit party A a report about the situation of losses and appraised price. In case the losses continue, party B shall report party A in every 10 days after 15 days of the occurrence of the losses until the end of the losses.

Article 40    Project suspended or deferred

Any suspension and deferment of projects due to the alteration of policy, force majeures, and reasons irrelevant to Party A and Party B cause the contract impossible to fulfill, party B shall properly manage the completed projects and material brought, protect the facilities well and prepare for the hand-over work. In accordance with the demand of party A, Party B shall withdraw all its machines, facilities and staff from the construction site. Party C shall provide party B with necessary assistance and pay for the above economic expenses. In addition, party C shall pay for the project expenses and compensate party A and party B for any relevant losses in accordance with the stipulations in the contract. The party who orders the remaining material and equipment shall return


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them to the seller.  In case there are any payments for these goods which cannot be refunded and expenses arising from the return of these goods, party B and party C shall be liable for these expenses. In case the goods cannot be returned in time, the responsible party on this matter should be liable for the losses.

Article 41 The effectiveness and termination of the contract

This contract will be effective in accordance with the stipulations in the contract. When the project is completed, party A has paid for all expenses and party B has handed over the project, all conditions other than the protective and maintenance conditions will be terminated. When the maintenance period is over, all protective and maintenance conditions will be terminated.

Article 42

This contract has three original copies which all have the same binding effects. Each party (A, B & C) will keep a copy which is signed and stamped by all the three parties. Duplicate copies will be made to relevant department as required.

This contract is signed on ________________________ in Huizhou, Guangdong Province.

Party A : Huizhou Guanghui Highway Development Co. Ltd.


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Authorized representative:




Stamp:




Party B: Huizhou Highway Property Development Co. Ltd.



Authorized representative:




Stamp:

Party C: Huizhou Highway Bureau



Authorized representative:





Stamp:



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